Exhibit 23




               Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-07121) pertaining to the Elco Thermoplastics, Inc. Profit Sharing Plan of Textron Inc. of our report dated May 5, 1999, with respect to the financial statements and schedules of the Elco Thermoplastics, Inc. Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Providence, Rhode Island
June 28, 1999